UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018 (May 14, 2018)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	001-13957	91-1032187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market Street, Suite 350

Denver, Colorado 80202

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

On May 14, 2018, Red Lion Hotels Corporation (the “Company”), as the borrower, and certain of the Company’s direct and indirect wholly-owned subsidiaries, as guarantors (collectively, the “Guarantors”), entered into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacity, “Deutsche Bank”), and Deutsche Bank AG New York Branch, Capital One, National Association and Raymond James Bank, N.A., as lenders (collectively, the “Lenders”).

Material Terms

The material terms of the Credit Agreement are described below.

Under the terms of the Credit Agreement, the Lenders provided:

•	a $30 million senior secured term loan facility (the “Term Facility”); and

•	a $10 million senior secured revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Senior Facilities”).

The loans and credit commitments under Credit Agreement will mature in May 2023. Principal amounts under the Term Facility will be payable in quarterly installments equal to 1.25% of the aggregate principal amount of the Term Facility outstanding on May 14, 2018 ($30 million), or $375,000 per quarterly installment, with the balance payable upon maturity. The unused portion of the Revolving Facility incurs a commitment fee of 0.375% per annum, payable quarterly in arrears and upon the termination of the commitments.

Outstanding amounts under the Credit Agreement, at the Company’s option, will bear interest at:

•	adjusted LIBOR (applicable to one-, two-, three-, six-, or, if agreed to by the Lenders, twelve-month periods), plus 3.00%, with such interest payable at the end of each interest period and, in any event, at least every 3 months; or

•	the base rate determined by reference to the highest of (1) Deutsche Bank’s prime rate, (2) the federal funds effective rate from time to time plus 0.50% and (3) the adjusted LIBOR applicable to one-month interest periods plus 1.00%, in each case, plus 2.00%, with interest payable on the last day of each of March, June, September and December and at the maturity of the Credit Agreement.

Subject to certain restrictions and exceptions, the Credit Agreement permits the Company to obtain one or more incremental term facilities and/or revolving credit facilities. The Credit Agreement requires the Company to make mandatory prepayments with respect to the Term Facility in connection with debt issuances and, starting with the full fiscal quarter ending March 31, 2019, in an amount equal to (x) 50% of all distributions received by the Company and the Guarantors from their respective subsidiaries and joint venture interests during any such fiscal quarter, minus (y) the amount of the amortization payment required to be made for such fiscal quarter, capped at $5 million. 100% of the Company’s net cash proceeds of non-ordinary course asset sales and other specified dispositions of property by the Company, its subsidiaries or joint ventures in which it is an owner, including casualty insurance and condemnation proceeds, must be maintained in a cash collateral account controlled by Deutsche Bank, subject to the right of the Company to prepay any outstanding Term Facility in whole or in part at any time with such proceeds.

The obligations of the Company under the Senior Facilities are guaranteed by the Guarantors, and are secured by substantially all of the present and after-acquired assets of the Company and each Guarantor.

The Credit Agreement includes customary representations and warranties and affirmative covenants of the borrowers. In addition, the Credit Agreement contains customary negative covenants, including, among other things, restrictions on the ability of the Company and its subsidiaries to create liens, incur additional indebtedness, dispose of assets, consummate acquisitions, undertake transactions with affiliates, pledge equity interests and prepay or amend debt.

The Company must also comply with the following financial covenants:

•	a consolidated fixed charge coverage ratio of not less than 1.50:1.00; and

•	a consolidated total net leverage ratio of not less than 3.00:1.00.

The Credit Agreement contains customary events of default for a transaction of this type. If an event of default under the Credit Agreement occurs and is continuing, then Deutsche Bank or the Lenders may declare and cause all or any part of the Senior Facilities and all other liabilities outstanding under the Credit Agreement to become immediately due and payable.

Use of Proceeds

We used $23.9 million of the net available proceeds of the Term Facility to fund the stock and asset purchase described in Item 2.01 below and will use the remaining portion for related expenses. The Revolving Facility will be used for general corporate purposes.

Qualification of Description

The above description of the Credit Agreement has been included to provide investors with information regarding the terms of the Credit Agreement. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the Credit Agreement were made only for the purposes of the Credit Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by disclosure schedules. Accordingly, investors should not rely on the representations, warranties and covenants in the Credit Agreement as statements of factual information.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 14, 2018, the Company, through its wholly-owned subsidiary, Red Lion Hotels Franchising, Inc. (“Buyer”), completed its previously announced (1) purchase of all of the issued and outstanding shares of capital stock (the “Stock”) of Knights Franchise Systems, Inc. (“KFS”) from Wyndham Hotel Group, LLC; and (2) purchase of certain operating assets and the assumption of certain liabilities (the “Assets”) relating to the business of franchising Knights Inn branded hotels to hotel owners (as more fully identified in Item 1.01 of the Current Report on Form 8-K filed on May 7, 2018) (the “Business”) from Wyndham Hotel Group Canada, ULC and Wyndham Hotel Group Europe Limited, pursuant to the Amended and Restated Purchase Agreement (the “Purchase Agreement”), dated May 1, 2018 and attached to the Current Report on Form 8-K filed on May 7, 2018 as Exhibit 2.1.

The Buyer acquired the Stock and the Assets for $26.9 million in cash, after an adjustment based upon the estimated cash, unpaid indebtedness and working capital of KFS. There is a post-closing purchase price adjustment mechanism for the cash, unpaid indebtedness, unpaid transaction expenses and working capital of KFS.

The foregoing description of the Purchase Agreement is not complete and is subject and entirely qualified by reference to the full text of the Purchase Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed on May 7, 2018.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On May 14, 2018, the Company issued a press release announcing the completion of the Buyer’s purchase of the Stock and the Assets. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 14, 2018, the Company issued a press release announcing the entry into the Credit Agreement with the Lenders. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The Company intends to file the pro forma financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K. The Company has received a waiver from the SEC Staff and therefore will not be filing audited financial statements of KFS.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K. The Company has received a waiver from the SEC Staff and therefore will not be filing audited financial statements of KFS.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of May 14, 2018, by and among Red Lion Hotels Corporation, certain of the Red Lion Hotels Corporation’s direct and indirect wholly-owned subsidiaries, Deutsche Bank AG New York Branch, Capital One, National Association and Raymond James Bank, N.A.

99.1	Press Release dated May 14, 2018.

99.2	Press Release dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: May 16, 2018